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Employee Q&A from June 15 Company All Hands — Made Available on June 16, 2016

As Jeff mentioned in Wednesday’s Company All Hands meeting, we will be posting content from the All Hands related to the Microsoft acquisition separately from the replay. If you have additional questions about the deal, or how it impacts you, please be sure to review our employee FAQs.

There has been a lot of conversation about culture and how special our culture is at LinkedIn. Have Jeff and Satya had any conversations about what aspects of our culture he’d like to bring to Microsoft?

One of the things that was most appealing and attractive about the combination for Satya was our culture, values, and above all else the fact that we’re so purpose driven. It is something he has tried to instill in Microsoft ever since taking over as CEO two years ago. It takes some time to really allow that to take hold. That said, he believes that the way in which we approach our business could really be a game changer for them. He’s looking for us to continue doing what we do, and through our interactions, through any collaborations that we elect to pursue, he is optimistic that it is going to carry over. It works in both directions.

I’m wondering whether it would be a good idea to allow our professional publishers to collect fees or patronage or even a subscription from members so we can create a marketplace for the publishing ecosystem.

Right now we are focused on driving enough traffic to our publishing partners that we are creating value and remain relevant to them. Ever since we launched Voyager and brought video into the feed, the amount of traffic we are driving to top strategic partners is through the roof.

Publishers are taking notice and investing more time and energy in getting content into our feed. We want to continue to build on that. Then we can start to think about should we be hosting our content, serving that content, creating a faster, more seamlessly integrated experience.

What or who started the discussion with Microsoft, and also when did the discussions start happening? And, were other companies interested in buying us? Did we intentionally time the announcement with the Apple’s WWDC?

Jeff met Satya for the first time at a Microsoft CEO summit about three years ago before he became CEO, and they started talking in earnest about possibilities in March. Because this transaction has to be voted on by all of our shareholders, not just those that work at LinkedIn, the information about the background of the merger will be filed in our proxy statement in the coming weeks.

The announcement timing with Apple’s WWDC event was coincidental.

Microsoft often measures development in years; Office is maybe an 18 month development cycle, Windows two or three years, whereas at LinkedIn we’re more agile, we tend to do things in weeks, months, maybe a quarter or two. So I’m curious if there’s been any thought of possible integration, if there are challenges of integrating with the company that tends to be more enterprise focused?

We will decide where we will do product integration and where we won’t. It won’t be mandated, and won’t be top down. We will think about our roadmap, what we want to do, what we’re trying to accomplish to achieve our mission, our vision, strategies, priorities, and what we can do to leverage this footprint of over a billion additional individual customers. Kevin, Satya, Qi, the entire R&D team, is enamored of this loosely coupled idea where they can be leveraging APIs wherever possible, things that will happen at a quick pace.

I’d love to hear from you, Jeff, about your trust building process with Satya and Qi and the Microsoft team.

One of [Jeff’s] mantras I learned a long time ago from a dear and wise friend is that trust equals consistency over time. A simple formula for a very complex human dynamic. And if you buy into that you can recognize that no matter what someone says, it is not the same as showing you through my actions, time and again, that I’m going to do what I say. That’s it. It’s that simple. But executing it, demonstrating it, maintaining it, upholding it, growing it, that is challenging.

Qi Lu oversees the 13,000 person division at Microsoft responsible for the productivity apps that have created this billion customer footprint. Outlook, Office, these kinds of tools. That is where we see the ability to massively scale our audience. To get our feed integrated into Office, into Windows, they can’t wait for this. One of Satya’s favorite projects was a proprietary feed they were creating around Documents, he wants to potentially replace that with the LinkedIn feed and commingle those things where it makes the most sense, by way of example.

Qi and [Jeff] worked together for roughly 7 years before [Jeff] joined LinkedIn, it is almost surreal how this has worked out. He was my engineering partner. He helped inculcate me into the Valley. As Kevin can attest, and as a lot of our engineering team can attest, he has an extraordinary reputation as one of the most talented people I’ve ever had the distinct privilege and pleasure to work with. There will be no time for us to build trust because it is already there.

My question is culture, it’s great that Satya acknowledged the members first aspect of our culture, but at the end of the day when push comes to shove, for sure there will be some tough decisions later down the line. For example, maybe some integration point which may be super beneficial for Microsoft but potentially perceived to be not as beneficial for our members. Did you and Satya discuss any kind of framework for these tough decisions?

Those decisions will be ours. That’s the framework, 100%. Satya is doing something he hasn’t done before, and he is doing something that he’s patterning off of his own experience with acquisitions and what he’s seen in terms of the success some other companies have had. Examples like Google and YouTube, Facebook, WhatsApp. You can see it increasingly in the way Amazon is starting to grow its businesses and treating what had been subsidiaries as almost companies within this ecosystem. And so this is first principle number one—that LinkedIn will remain an operating entity with me as the CEO. So the example you cited is an interesting and logical one, which is, what if there is something that will benefit Microsoft but is not good for members? How will we make that seemingly tough decision in light of the fact they just acquired us? It is actually a really simple decision, we wouldn’t do anything that we’re not comfortable with in terms of realizing the mission and vision and being true to our culture and values. In that respect, nothing has changed. The thing that has changed is we now have this ecosystem to play with, we now have this gigantic footprint on a global basis.

Companies like LinkedIn, Google, Facebook — these are considered to be new generation, different from big corporate companies. When this closes, LinkedIn will be considered to be an operating arm of a big corporate company. Will that change the perspective from the end-user?

The reality is, it shouldn’t change anything. Where we see things in a year or two, this will be what we make of it. If we maintain the things that we care most about, that are what define LinkedIn, if we are manifesting that day in and day out, if we are going and recruiting, launching new products, answering a customer service call, doing a sales call, when we represent, that’s what will be manifested in the world.

YouTube has a specific identity in the world, and it is one of the most impactful digital assets on the planet, same thing with Instagram, or WhatsApp. It is for us to define.

Satya will be disappointed if we are not writing our own rules. There was a great question asked in a breakout session when he was down here, what was the rationale you gave your board for how you are going to justify this incredible valuation and so forth and so on? And he said it was very straightforward, it was growing LinkedIn and allowing LinkedIn to achieve what it is setting out to achieve. And then he stopped and I think people were waiting for the rest of the answer, and that was it. That was the rationale, because they believe, Satya believes, in what we’re doing. To the extent we can leverage these assets and this footprint to accelerate it and scale it, even better.

Where do you see as the biggest opportunity with this deal?

[JEFF]:  There are a lot of them, one that comes to mind for me straight off the bat, human capital management, building off the success we’ve had in talent solutions, careers, jobs, now learning and development, it’s a tens of billions dollars not just addressable opportunity but revenue opportunity. And you think about our sales footprint, the products and services we not only built but where we are building towards, you think about what is possible at this kind of scale, it is pretty exciting.

[PAT] For me it is twofold, one is infusing some of our passion and our culture into Microsoft to help them realize their vision of transformation and a growth mindset, they recognize what we have got here and so helping them achieve that I’m personally excited about. The second thing is what we teed up with them earlier as a customer was DIBs, diversity inclusion belonging, they are all in on belonging.

[SHANNON] My own is personal email productivity because I’m looking forward to having Outlook back. In all seriousness I think profile integration with Outlook would be amazing, I think is a forcing function for people to be able to complete their profile the way we’ve always wanted, so I’m excited about that.

[NOTE: After closing, we expect that employees will be able to choose to use Outlook or Gmail; Outlook won’t be available until post-close/Q4.]

[STEVE] I think I’ve always said this company has so much potential, the ideas, there are so many. It is all about us focusing and our ability to scale, and I think this truly gives us huge scale and the ability to execute not only on more fronts, obviously, but the ones we are in, much more deeply and effectively. Behind it all that is the purpose, because these assets are so complimentary in terms of how they overlap. And it helps us realize our potential much more effectively.

[MIKE CALLAHAN] For me it is specifically the economic graph, given the size and scale of Microsoft and their products around the world, our ability to enhance the robustness and depth of that graph and use it in furtherance of our mission going forward is a huge opportunity we are excited about on my team.

[KEVIN] I have a bunch of things, one that would be a quick win is accelerating our video content roadmap. I think there’s just a ton of stuff to do, and I think combining the awesome engineering resources that we have on our side with some of the stuff we may be able to leverage from Microsoft will be a real game changer for us, and given how effective video is and engaging it is inside of the stream, and some of the other potential uses we can have for video across the site, that will be amazing.

And the other thing is, just in terms of dreaming big, I think email as a technology is fundamentally flawed. So I’m really looking forward to the opportunity to be able to sort of influence the roadmap for one of the biggest email ecosystems on the planet, and figure out how we can take the best of our relevance and social data and technology that we developed here to help build a better email and communications product for the world, because email is 30 something-year-old technology at this point, it sucks. We can do a lot better than that.

[MIKE GAMSON] The human capital management thing, Jeff took that one, I will say something broader than just a commercial intent. I would like for this acquisition to become the canonical example in business history of something done brilliantly. I want to reward all the believers in this company, all the believers outside this company, it’s an amazing outpouring of love I’ve gotten from my network, I know a lot of you have as well, I want to do you proud and f---ing crush this. Want people to look at us and say that is the way to do it.

Additional Information and Where to Find It

In connection with the transaction described above, LinkedIn Corporation (the “Company”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at LinkedIn’s website (http://investors.linkedin.com) or by writing to LinkedIn Corporation, Investor Relations, 2029 Stierlin Court, Mountain View, California 94043.

The Company and its directors and executive officers are participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on April 22, 2016. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft and LinkedIn, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect LinkedIn’s business and the price of the common stock of LinkedIn, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of LinkedIn and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on LinkedIn’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of LinkedIn or Microsoft and potential difficulties in LinkedIn employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from LinkedIn’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us or against LinkedIn related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate LinkedIn’s operations, product lines, and technology, and (ix) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to LinkedIn’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and LinkedIn file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and LinkedIn assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.